ADDENDUM No. 1 TO JOINT STUDY AGREEMENT

This Addendum No. 1 ("Addendum No. 1") to the Joint Study Agreement dated May 21, 1996 (the "Joint Study Agreement"), is dated effective as of June 1, 1997, between The Polish Oil and Gas Company ("POGC") having its offices at ul. Krueza 6/14, Warsaw, Poland 00-537, represented by Dr. Witold Weil, Director, and Mr. Marek Hoffmann, Director, Geonafta, and FX Energy, Inc. ("FX") having its offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah, USA, represented by Mr. David N. Pierce, President.

1. Term. The term of the Joint Study Agreement is hereby extended to June 30, 1998, subject to the possibility of further extension by mutual agreement of the parties.

2. First Right for FX to Participate. POGC hereby grants to FX the right of first refusal to participate in any POGC concession now held or later acquired during the term of this Agreement located south of 50. 15' if POGC elects to take a partner in such concession. Specifically, POGC will not allow any other party (other than Apache Corporation and subsidiaries) to acquire any interest in any POGC concession located south of 50. 15' unless the identical offer has already been made to and rejected by FX after thirty
   (30) days' notice.

3. First Right for POGC to Participate. FX hereby grants to POGC the right of first refusal to participate in any FX concessions now held or later acquired during the term of this Agreement located south of 50.15' if FX elects to take a partner in such concession. Specifically, FX will not allow any other party (other than Apache Corporation and subsidiaries) to acquire any interest in any FX concession located south of 50.15' unless the identical offer has already been made to and rejected by POGC after thirty
   (30) days' notice.

4.  Eastern Target Areas.  The parties have identified two target areas:

          WOLA
        ----------------------------------------------

         X        Y   Long              Lat.
        ---     ----  --------------    --------------
        535     5535  21. 29' 15.43"    49. 56' 43.91"

        535     5547  21. 29' 19.36"    50. 3' 12.28"

        550     5547  21. 41' 53.30"    50. 3' 8.42"

        550     5535  21. 41' 47.69"    49. 56' 40.09"


          GODOWA
       ----------------------------------------------
        X         Y   Long              Lat.
       ---     ----  --------------    --------------
       536      5513  21. 29' 58.24"    49. 44' 51.68"

       536     5532.5 21. 30' 4.72"     49. 55' 22.80"

       572     5532.5 22. 0' 9.25"      49. 55' 11.10"

       572      5513  21. 59' 56.22"    49. 44' 40.06"


   as shown on the attached map) in the eastern part of the Area of Interest where POGC already holds exploration concessions. FX will contract for seismic acquisition as it deems appropriate over each target area before the end of 1997; FX will pay 100% of such seismic cots. By March 31, 1998, FX and POGC will select a drill site in each target area to be drilled in 1998. POGC will have the option, exercisable by written notice within 90 days after drillsite selection but in any event not later than June 15, 1998, to operate and to take up to 60% interest. If POGC does not wish to operate or if POGC elects to take 49% or less interest, or if POGC does not give an affirmative written notice within 90 days after drillsite selection or by June 15, 1998, which ever is earlier, then FX will have the right to take all interest not take by POGC and to operate. The right to exploitation below Miocene in the target areas shall be shared in the same percentage as the interests taken by POGC and FX in the first well in each target area.
   FX and POGC will use the same operating documents as in their Lublin area operations, with POGC to serve as operator. If either party wishes to reduce or relinquish its interest, (other than to Apache Corporation or subsidiaries) the other party shall have the first right to take such interest.

5.  Western Target Area.   The parties have identified one target area

          JORDANOW
        ----------------------------------------------
         X         X     Long             Lat.
        ---     ----  --------------    --------------
        413      5510    19. 47' 37.14"   49. 42' 55.84"

        413      5525    19. 47' 25.08"   49. 51' 1.22"

        428      5525    19. 59' 55.79"   49. 51' 8.39"

        428      5510    20. 0' 5.76"     49. 43' 2.96"



   as shown on the attached map) in the western Carpathians where FX plans to apply for oil and gas usufruct rights. FX will grant POGC an option, to be exercised at the time of drilling the first well in Jordanow, to take up to 33.33% interest in the Jordanow target area. FX and POGC will use the same operating documents as in their Lublin area operations, with FX to serve as operator. If either party wishes to reduce or relinquish its interest (other than to Apache Corporation or subsidiaries), the other party shall have the first right to take such interest.

IN WITNESS whereof the Parties have caused this Addendum No. 1 to be executed by their duly authorized representatives effective as of June 1, 1997.

FX Energy, Inc.                         Polish Oil and Gas Company
                                        Geological Bureau- GEONAFTA



By:  /s/ Jerzy B. Maciolek, Director    By:  /s/ Marek Hoffmann, Director